LIONS GATE LIGHTING CORP.
Suite 600 – 999 West Hastings Street
Vancouver, BC V6C 2W2

VANCOUVER, BC, May 3, 2010 – Lions Gate Lighting Corp. (“Lions Gate” or the “Company”) (OTCBB: LNLT) announced that it has entered into a share exchange agreement (the “Agreement”) today with Atlantis Group hf. (“Atlantis”), the sole indirect shareholder of Kali Tuna d.o.o. (“Kali Tuna”). Pursuant to the terms of the Agreement, Lions Gate has agreed to acquire Kali Tuna in exchange for the issuance by the Company to Atlantis of 30,000,000 shares of its common stock, subject to the satisfaction or waiver of certain conditions precedent as set out in the Agreement. If the Agreement is successfully completed, Kali Tuna will become an indirect wholly-owned subsidiary of the Company.

Kali Tuna is a private Croatian company that owns and operates facilities and equipment in Croatia where it farms Northern Bluefin Tuna for sale primarily into the Japanese sushi and sashimi market. If the Agreement is completed, the Company is proposing to change its name to “Umami Sustainable Seafood Inc.” to more accurately reflect the business of Kali Tuna.

Oli Steindorsson is expected to become the Chairman and Chief Executive Officer of the Company.  Mr. Steindorsson has over 15 years experience in the fishing industry.  He has been the Chairman of Kali Tuna since 2005 and has been the Chief Executive Officer of Atlantis since 2004.  Mr. Steindorsson is a native of a fishing village in Iceland and has grown up in and worked in the fishing industry all of his life.  Mr. Steindorsson moved to Japan at the age of 17 and, in addition to his experience in fishing and aquaculture, has become an expert in the Japanese fish trading and marketing industry.

The closing of the share exchange is subject to the satisfaction or waiver of a number of conditions as set forth in the Agreement, including a private raise of funds to finance the combined company’s operations.  As a result of these conditions, there is no assurance that Lions Gate will complete the acquisition of Kali Tuna.

Robert Fraser, the Company’s President, said, “We are delighted to combine Lions Gate with Kali Tuna, thereby enabling our shareholders to potentially realize significant value.  Kali Tuna is a strong company with a promising future.”

About Kali Tuna

Kali Tuna is an established Croatian-based aquaculture operation raising Northern Bluefin Tuna in the Croatian part of the Adriatic Sea.  Kali Tuna intends to become the leader in the Northern Bluefin Tuna industry by acquisition and internal growth.  The growth of Kali Tuna will be founded on the sustainable management of resources and economically sound practices, seeking opportunities resulting from market consolidation and scientific progress in the industry.

On behalf of the Board of Directors

Robert Fraser
President

For further information contact:

Robert Fraser
Lions Gate Lighting Corp.
Telephone:  604.729.5759

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company such as the statements that (i) the Company will acquire Kali Tuna; (ii) the combination of the Company and Kali Tuna will enable the Company’s shareholders to potentially realize significant value; and (iii) that Kali Tuna has a promising future. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including (i) the inability to close the Agreement for any reason; (ii) adverse market conditions; (iii) any adverse occurrence with respect to the farmed seafood industry generally or the business of Kali Tuna specifically; and (iv) any impediments to the acquisition and growth plans in the event the Agreement is completed. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure outlined in the Company’s annual report on Form 10-K for the fiscal year ended February 28, 2010, its quarterly reports on Form 10-Q, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.